UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by ReachLocal, Inc. (“ReachLocal”) with the U.S. Securities and Exchange Commission on June 16, 2011. The purpose of this Amendment No. 1 is to correct the column headings for the vote totals reported for proposal 4 regarding the frequency of future say-on-pay votes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On June 15, 2011, ReachLocal appointed David Day, 50, to the role of Senior Vice President, Corporate Controller and Chief Accounting Officer. Prior to joining ReachLocal, Mr. Day provided finance and accounting-related consulting services to technology and telecommunications companies from 2009 to 2011. Mr. Day was a co-founder and the Chief Financial Officer of SignJammer, a start-up company in the out-of-home advertising space, from 2008 to 2009. Prior to SignJammer, Mr. Day served as Vice President of Finance for Spot Runner, a technology-based ad agency for small and medium-sized business, from 2006 to 2008. From 2003 to 2005, Mr. Day served as Senior Vice President of Finance for Yahoo! Search Marketing, a division of Yahoo!, and prior to Yahoo!’s acquisition of Overture, served as Senior Vice President of Finance and Corporate Controller for Overture and its predecessor GoTo.com from 1999 to 2003. Mr. Day has approximately 12 years of public accounting experience, serving as Senior Manager in the entertainment practice at PricewaterhouseCoopers from 1990 to 1999, including three years in PwC’s Frankfurt, Germany office, and as Senior Auditor at Arthur Andersen from 1986 to 1989. Mr. Day holds a Bachelor of Science in Accounting from Brigham Young University.

ReachLocal entered into an employment letter with Mr. Day in May 2011. Mr. Day’s annual base salary is $230,000 and he is eligible to receive a discretionary bonus targeted at $57,500. The employment letter also provides that Mr. Day is eligible to participate in all pension and welfare benefit plans that ReachLocal makes available to its senior executives from time to time.

In connection with being appointed to the role of Senior Vice President, Corporate Controller and Chief Accounting Officer, Mr. Day will be granted an option to purchase 60,000 shares of ReachLocal common stock at an exercise price equal to the fair market value of a share of ReachLocal’s common stock on the date of grant. The stock option vests as follows: (i) 25% on August 4, 2012, and (ii) the remaining 75% in equal monthly installments over the three years thereafter, subject to his continued employment with us through vesting. Mr. Day’s employment letter also provides that he is eligible to participate in our Change in Control and Severance Policy.

In addition, ReachLocal has entered into an indemnification agreement with Mr. Day. The indemnification agreement requires ReachLocal to indemnify Mr. Day to the fullest extent permitted by Delaware law.

Mr. Day replaces Chris Powell, who has been ReachLocal’s Senior Vice President, Corporate Controller and Chief Accounting Officer since joining ReachLocal in 2008. Mr. Powell is leaving ReachLocal to pursue other opportunities and will remain with ReachLocal through the end of September, 2011 to help ensure a smooth transition.

Other Executive Appointments

Effective June 15, 2011, Nathan Hanks joined Michael Kline as ReachLocal’s Co-Chief Operating Officer and was also appointed to the new role of Chief Revenue Officer. Mr. Hanks was most recently ReachLocal’s Chief Distribution Officer. At the same time, Michael Kline was appointed to the new role of Chief Strategy Officer.

In addition, Steven Power has been promoted from Executive Vice President, Global Sales to Chief Sales Officer, and Alex Hawkinson has been promoted from General Manager, Digital Presence to Chief Product Officer.

For information regarding the background and experience of Messrs. Hanks, Kline, Power and Hawkinson see “Executive Officers of the Company” in ReachLocal’s proxy statement on Schedule 14A as filed with the Securities Exchange Commission on April 29, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2011, ReachLocal held its annual meeting of stockholders. At the annual meeting, 25,811,120 shares were represented in person or by proxy, constituting 89.5% of ReachLocal’s outstanding shares as of April 21, 2011, the record date for the meeting. Stockholders voted to:

•	reelect David Carlick to the Board of Directors to serve as a director until the 2014 annual meeting of stockholders and until his successor has been duly elected and qualified;

•	ratify the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	approve the compensation of ReachLocal’s named executive officers as described in the proxy statement (the “say-on-pay vote”) on an advisory basis; and

•	indicate a preference to hold future say-on-pay votes every three years.

The final results of voting on each of the items submitted to a vote of stockholders during ReachLocal’s annual meeting are as follows:

		For	Withheld/Against	Abstentions	Broker Non-Votes
1	Election of Director:

	David Carlick	23,127,040	9,926	0	2,674,154

2	Ratification of the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2011	25,755,750	6,947	28,423	N/A

3	Advisory say-on-pay vote	23,080,349	54,479	2,138	2,674,154

		Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
4	Advisory vote regarding the frequency of future say-on-pay votes	18,938,848	72,052	4,124,156	1,910	2,674,154

A majority of the votes cast by stockholders indicated a preference to hold say-on-pay votes every three years. In line with this recommendation by ReachLocal stockholders, ReachLocal will hold a say-on-pay vote every three years until the next advisory vote regarding the frequency of say-on-pay votes, which will occur no later than ReachLocal’s 2017 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011	REACHLOCAL, INC.

	By:	/s/ Zorik Gordon
Zorik Gordon
President and Chief Executive Officer